Exhibit 99.1

Contact:

Jeffrey M. Kreger

BioScrip Chief Financial Officer

(720) 697-5200

jeffrey.kreger@bioscrip.com

BIOSCRIP ANNOUNCES TRANSFORMATIVE ACQUISITION OF HOME SOLUTIONS THAT WILL ENHANCE FOCUS AS HOME INFUSION LEADER

Combination with Home Solutions Adds Experienced and Proven Leadership Team

Accretive Transaction Provides Substantial Operating Synergies and Deleveraging Opportunity

Enhances Focus on Higher Margin Core Infusion Therapies

DENVER, CO and HAMMONTON, NJ – June 13, 2016 – BioScrip, Inc. (NASDAQ: BIOS) (“BioScrip” or the “Company”), a leading national provider of infusion and home care management solutions, today announced that it has entered into an agreement to acquire the business of HS Infusion Holdings, Inc. (“Home Solutions”), in a highly synergistic, transformational and accretive transaction with significant benefits for all stakeholders. Based in Hammonton, New Jersey, Home Solutions is a leading provider of home infusion and home nursing products and services to patients suffering from chronic and acute medical conditions. Home Solutions is a privately held company whose principal shareholder is KRG Capital Partners LLC.

Under the terms of the transaction, BioScrip will acquire substantially all of the assets and assume certain liabilities of Home Solutions and its subsidiaries for total transaction consideration of $85.0 million at closing (the “Closing Consideration”) and additional contingent consideration in the form of restricted stock units (“RSUs”) (the “Contingent Consideration”).

The Closing Consideration will consist of $80.0 million payable in cash, subject to certain adjustments and $5.0 million in shares of the Company’s common stock. The Contingent Consideration will consist of restricted shares of BioScrip common stock, issued in two tranches with different vesting conditions. The number of RSUs in Tranche A and Tranche B is approximately 3.1 million and 2.475 million, respectively. The RSUs would vest in two tranches when BioScrip shares exceed 20-day average trading prices of $4.00 per share and $5.00 per share, respectively, subject to certain time restrictions and under certain circumstances, in the event of a change of control.

In 2015, BioScrip and Home Solutions generated revenue of $982 million and $109 million, respectively. On a pro forma basis, the combined company is expected to generate over $1 billion in revenue. The transaction is expected to be accretive to BioScrip’s financial results and is estimated to generate $14-17 million of synergies approximately 12-18 months following the closing. The operating synergies are primarily related to supply chain efficiencies, infrastructure optimization and other corporate and organizational improvements.

The additional financial contribution from Home Solutions, including anticipated synergies, is expected to strengthen the Company’s balance sheet and leverage profile, thereby improving BioScrip’s strategic flexibility and competitive positioning and realigning the Company as a growth platform in the attractive post-acute care segment.

The combination of BioScrip and Home Solutions brings together two highly complementary core infusion services portfolios that will have greater scale and financial resources. Home Solutions is one of the largest independent home infusion providers in the country, with branches that span across the East Coast. For full year 2015, core revenue increased 8.3% and core admits increased 12.0%, both over the prior year period.

The combined company will have an enhanced national presence, providing expanded core infusion services for patients and benefitting from additional payor relationships. The addition of Home Solutions will enhance BioScrip’s revenue mix and margins, as Home Solutions’ revenues from core infusion therapies represented 81% of total gross revenues at the end of 2015.

Carter Pate, Chairman of BioScrip, said, “This highly compelling transaction will deliver meaningful benefits to our stakeholders and position the company extraordinarily well for future growth and strategic opportunities. We are energized by this combination and for the shared benefit of our patient-focused organizations. I also wish to thank Rick Smith for his leadership and his significant contributions to both BioScrip and the Home Infusion Industry. I look forward to continuing to work with Rick, Dan and the Board to grow the business and drive value.”

Daniel Greenleaf, Chairman and Chief Executive Officer of Home Solutions, said, “This transaction is a terrific opportunity to combine with a complementary infusion services company that shares our passion and commitment for providing national reach and local care. Together we will be able to further deliver on our shared mission of providing cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for patients. I appreciate Rick’s partnership and friendship, as well as the support of Carter and the entire Board as we deliver value to shareholders by building the largest independent home infusion provider.”

Leadership

Upon completion of the transaction, Daniel Greenleaf will become Chief Executive Officer of BioScrip and join the Company’s Board. At that time, Rick Smith, Director and Chief Executive Officer of BioScrip will become Vice Chairman of the Board of Directors.

Mr. Greenleaf has over two decades of relevant experience in senior leadership positions in the healthcare industry. Prior to serving as Chairman and CEO of Home Solutions, Mr. Greenleaf served as President and Chief Executive Officer of Coram Specialty Infusion Services and led Coram to become the industry leader in home infusion and one of the top-performing healthcare companies in the U.S. with approximately $1.2 billion in revenue, approximately 5,000 employees and nearly 85 locations. While serving as President and Chief Executive Officer of Coram, Mr. Greenleaf assumed responsibility as Chief Operating Officer of Coram’s parent company, Apria Healthcare Group Inc., which had approximately $2.2 billion in revenue, approximately 13,000 employees and 600 locations. Coram, which was originally purchased by Apria for $350 million, was later sold by Apria’s private equity owner, The Blackstone Group, to CVS Caremark (currently, CVS Health Corp) for $2.1 billion, which underscores the value created for Coram’s Home Infusion platform during Mr. Greenleaf’s tenure at Coram. Prior to his roles at Coram and Apria, Mr. Greenleaf served as President and CEO of VioQuest Pharmaceuticals Inc. and held leadership roles with Celltech Biopharmaceuticals, Nabi Pharmaceuticals and Schering-Plough Corporation.

Jeffrey Kreger, Chief Financial Officer of BioScrip, will serve as the combined company’s Chief Financial Officer and Treasurer.

BioScrip will continue to be headquartered in Denver, Colorado and plans to maintain branches throughout the United States, and maintain Home Solutions’ Hammonton, New Jersey billing and operations center.

Richard Smith, Chief Executive Officer of BioScrip, said, “We are excited to bring together our two complementary companies, both of which have tremendously talented teams, and to expand on the premier quality-of-care we provide to individuals who require home infusion services. We look forward to welcoming Dan and the Home Solutions team and expect a seamless integration.”

Transaction Financing, Timing and Approvals

The transaction is anticipated to be financed through the net proceeds from an equity offering to be initiated promptly under the Company’s existing shelf registration statement, subject to market conditions. Any excess proceeds from the offering following the acquisition will be primarily used to reduce BioScrip’s outstanding indebtedness.

The transaction, which is expected to close in the third quarter of 2016, is subject to receipt of necessary regulatory approvals, a financing contingency and approval of certain matters by BioScrip shareholders, as well as customary closing conditions.

Advisors

Jefferies LLC is acting as financial advisor to BioScrip. Polsinelli PC, Dechert LLP and Gibson, Dunn & Crutcher LLP are acting as legal advisors to BioScrip. Houlihan Lokey is acting as financial advisor to Home Solutions and Ropes & Gray LLP is acting as legal advisor.

ABOUT BIOSCRIP

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

ABOUT HOME SOLUTIONS

Home Solutions, headquartered in Hammonton, New Jersey, is a leading specialty infusion provider servicing approximately 14,000 patients annually throughout the Northeastern and Mid-Atlantic regions of the U.S. Current projects are underway that will allow the company to reach additional patients in the New England and Southeastern regions of the U.S. The Company is committed to clinical excellence, compassion and professionalism. Home Solutions is Joint Commission accredited and provides a full range of infusion and specialty services in the home and alternate setting. Our commitment is to put the patient first in delivering a quality service while offering cost effective solutions to various industry stakeholders such as physicians, hospitals, managed care payors, and governmental agencies. InfuLink®, the Company’s proprietary web monitoring tool, shares data with healthcare providers to help optimize clinical outcomes. More information about Home Solutions is available at www.infusioncare.com.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, including its revenues and cash flows, projections of future cost savings associated with the absence or reduction of certain charges and expenses, and other statements regarding the Company's expectations regarding the impact of its financial improvement plan and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to integrate the acquisition of Home Solutions and obtain financing in connection therewith, the Company's ability to grow its core Infusion revenues, the Company's ability to continue to experience positive results from its financial improvement plan to reduce operating costs; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will prepare a proxy statement to be filed with the Securities and Exchange Commission (“SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. The Company’s security holders are urged to read the proxy statement carefully when it becomes available, as well as any other relevant documents filed by the Company with SEC, because they will contain important information. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to BioScrip, Inc., Attn: Chief Financial Officer, 1600 Broadway, Suite 950, Denver, CO 80202, telephone: (720) 697-5200, or from the investor relations page on the Company’s website at http://bioscrip.com/overview.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s equity interests is set forth in the proxy statement for the Company’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2016. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction when filed with the SEC.

For Further Information:

Investor Contact

Jeffrey M. Kreger

BioScrip Chief Financial Officer

(720) 697-5200

jeffrey.kreger@bioscrip.com

Media Contact

Susan J. Lewis

(303) 766-4343 or (303) 518-7100

slewis@pairelations.com